                                                Filed Pursuant to Rule 424(b)(4)
                                                Registration No. 333-108625

          Prospectus Supplement to Prospectus dated November 25, 2003.

                                12,000,000 Shares

                             DEL MONTE FOODS COMPANY

                                  Common Stock

                                 ---------------

      This is a public offering of common stock of Del Monte Foods Company. All of the 12,000,000 shares are being offered by the selling stockholders named in this prospectus supplement.

      The common stock is listed on the New York Stock Exchange under the symbol "DLM". The last reported sale price of the common stock on January 14, 2004 was $10.55 per share.

      See "Risk Factors" on page 2 of the accompanying prospectus to read about factors you should consider before buying shares of the common stock.

                                 --------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

      Goldman, Sachs & Co. has agreed to purchase the shares of common stock from the selling stockholders at a price of $10.08 per share, which will result in $120,960,000 of gross proceeds to the selling stockholders.

      Goldman, Sachs & Co. proposes to offer the shares of common stock from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of each sale.

                                 --------------

      Goldman, Sachs & Co. expects to deliver the shares against payment in New York, New York on January 20, 2004.



                              GOLDMAN, SACHS & CO.

                                 --------------

                  Prospectus Supplement dated January 14, 2004.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock of Del Monte Foods Company. The second part, the base prospectus, gives more general information. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying prospectus," we are referring to the base prospectus.

      If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained in this document or in one to which we have referred you in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

      Unless the context requires otherwise, in this prospectus, "we," "us," or "the Company" means Del Monte Foods Company and its consolidated subsidiaries.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of shares in this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports (including annual reports which contain audited financial statements), proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov/".

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superceded by information that is included directly in this document. Information that we file with the SEC after the date of the accompanying prospectus, including any future filings, will automatically update and supersede the information included or incorporated in this prospectus supplement and the accompanying prospectus.

      We incorporate by reference (i) the documents, and portions of documents, listed in the accompanying prospectus, (ii) any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 since November 25, 2003, the date of the accompanying prospectus, and (iii) any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

You may request a free copy of the above filings and any future filings by writing or telephoning us at the following address:

                           Attn.: Corporate Secretary
                             Del Monte Foods Company
                            One Market @ The Landmark
                                 P.O. Box 193575
                          San Francisco, CA 94119-3575
                                 (415) 247-3382

      Also, you may access the above filings and any future filings at "http://www.delmonte.com." Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

                            THE SELLING STOCKHOLDERS

      The following table supplements the information set forth under "The Selling Stockholders" in the accompanying prospectus and shows information provided by the selling stockholders about the beneficial ownership of common stock of the selling stockholders before and after the offering covered by this prospectus. Percentages are based on the number of shares outstanding on October 26, 2003. Figures representing shares owned after this offering assume that all shares offered pursuant to this prospectus supplement will be sold.

                          SHARES BENEFICIALLY OWNED
                                 PRIOR TO THIS           SHARES TO BE SOLD      SHARES BENEFICIALLY OWNED
                                  OFFERING                IN THIS OFFERING    IMMEDIATELY AFTER THIS OFFERING
                          -------------------------      -----------------    -------------------------------
NAME AND ADDRESS OF
  BENEFICIAL OWNER          NUMBER       PERCENT        NUMBER       PERCENT      NUMBER         PERCENT
  ----------------          ------       -------        ------       -------      ------         -------
TPG Partners, L.P.        22,135,425      10.6%       10,912,488       5.2%      11,222,937        5.4%
301 Commerce Street,
Suite 3300
Ft. Worth, TX 76102

TPG Parallel I, L.P.       2,205,960       1.1%        1,087,512         *        1,118,448          *
301 Commerce Street,
Suite 3300
Ft. Worth, TX 76102


* Less than one percent

                                  UNDERWRITING

      Del Monte Foods Company, TPG Partners, L.P., TPG Parallel I, L.P. and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase from the selling stockholders all of the 12,000,000 shares offered hereby.

      Goldman, Sachs & Co. is committed to take and pay for all of the shares being offered, if any are taken.

      Goldman, Sachs & Co. proposes to offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, Goldman, Sachs & Co. may be deemed to have received compensation in the form of underwriting discounts. Goldman, Sachs & Co. may effect such transactions by selling shares of the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Goldman, Sachs & Co. and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

      Del Monte Foods Company and the selling stockholders have agreed with Goldman, Sachs & Co., subject to limited exceptions, not to offer, sell, contract to sell or otherwise dispose of their shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co.

      Goldman, Sachs & Co. has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any shares in circumstances in which section 21(1) of the FSMA does not apply to Del Monte Foods Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

      The shares may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in the Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

     Del Monte Foods Company and the selling stockholders estimate that their shares of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $100,000 and $60,000, respectively.

     Del Monte Foods Company and the selling stockholders have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933.

     Goldman, Sachs & Co. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

                                  LEGAL MATTERS

     Gibson, Dunn & Crutcher LLP will pass upon the validity of the shares of common stock offered in this prospectus supplement. Cleary, Gottlieb, Steen & Hamilton has delivered an opinion as to certain matters for the selling stockholders. Shearman & Sterling LLP, Menlo Park, California will pass upon certain legal matters for Goldman, Sachs & Co. in connection with this offering.

PROSPECTUS

                                [DEL MONTE FOODS]

                                24,341,385 SHARES
                             DEL MONTE FOODS COMPANY
                                  COMMON STOCK

      This prospectus relates to the resale of shares of common stock by the selling stockholders named in this prospectus. The selling stockholders will receive all of the proceeds from any sales. We will not receive any of the proceeds.

      The selling stockholders may sell the shares of common stock at various times and in various types of transactions, including: block transactions; directly to purchasers or through agents, brokers, dealers or underwriters; and sales "at the market" to or through a market maker or into an existing trading market or otherwise. Sales not covered by this prospectus may also be made pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.

      The selling stockholders will pay all brokerage fees and commissions and similar expenses. Under the terms of a stockholder rights agreement between the selling stockholders and us, we are required to pay legal, accounting and other expenses relating to the registration of the shares with the Securities and Exchange Commission.

      Our common stock is listed on the New York Stock Exchange and Pacific Exchange under the symbol "DLM." On November 17, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $9.56.

      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 2 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Del Monte Foods Company
                            One Market @ The Landmark
                          San Francisco, CA 94119-3575
                                 (415) 247-3000

               The date of this prospectus is November 25, 2003.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY SHARES OF COMMON STOCK OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CANNOT LEGALLY BE OFFERED THE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                                ----------------

                                TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
Risk Factors....................................................  2
Forward-Looking Statements......................................  2
Del Monte Foods Company.........................................  4
Use of Proceeds.................................................  5
The Selling Stockholders........................................  5
Plan of Distribution............................................  7
Legal Matters...................................................  9
Experts.........................................................  9
Where You Can Find More Information.............................  9

                               ------------------

                                  RISK FACTORS

      Investing in our common stock involves risks. To better understand the risks involved in an investment in our common stock, before deciding whether to purchase any of our common stock, please carefully read the risks set forth under the caption "Factors That May Affect Our Future Results and Stock Price" in our Annual Report on Form 10-K for the year ended April 27, 2003, which are incorporated into this prospectus by reference, and the risks described in the other documents incorporated by reference into this prospectus.

                               ------------------

                           FORWARD-LOOKING STATEMENTS

      This prospectus, including information incorporated into this document by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this prospectus, including under the sections entitled "Del Monte Foods Company" and "Risk Factors," and in the information incorporated into this prospectus by reference. These statements are based on our plans, estimates and projections at the time we make the statements, and you should not place undue reliance on them. In some cases, you can identify forward-looking statements by the use of forward-looking terms such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or the negative of these terms or other comparable terms.

      Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in or suggested by any forward-looking statement. These factors include, among others:

- the success of the integration of the businesses we acquired from H.J. Heinz Company, which we refer to as the acquired businesses in this prospectus as further described below, in a timely and cost-effective manner;

- the risk that we may incur liabilities as a result of the acquisition of the acquired businesses that are currently unknown;

- costs related to the acquisition and integration of the acquired businesses;

-     the actions of the U.S., foreign and local governments;

-     general economic and business conditions;

-     weather conditions;

-     energy costs and availability;

-     crop yields;

- competition, including pricing and promotional spending levels by competitors;

-     raw material cost and availability;

-     fish availability and pricing;

-     high leverage;

-     product liability claims;

- changes in or the failure or inability to comply with, governmental regulations, including environmental regulations;

-     foreign currency exchange and interest rate fluctuations;

- the loss of significant customers or a substantial reduction in orders from these customers;

-     timely introduction and market acceptance of new products;

-     changes in business strategy or development plans;

-     availability, terms and deployment of capital;

-     ability to increase prices;

-     disruption in relationships with our employees;

- industry trends, including changes in buying and inventory practices by customers;

-     production capacity constraints; and

- other economic, business, competitive and/or regulatory factors affecting our operations, including those set forth in this document under the caption "Risk Factors," those set forth in our Annual Report on Form 10-K for the fiscal year ended April 27, 2003 under the caption "Factors that May Affect Our Future Results and Stock Price" and those described from time to time in our other filings with the SEC.

      All forward-looking statements contained in or incorporated by reference into this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We undertake no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                               ------------------

      Del Monte, Contadina, StarKist, S&W, SunFresh, Fruit Cup, Fruit Naturals, Orchard Select, Tropical Select, Kibbles `n Bits, 9Lives, Pup-Peroni, and College Inn, among others, are our registered or unregistered trademarks.

                             DEL MONTE FOODS COMPANY

      Del Monte Foods Company is one of the country's largest and most well known producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, generating approximately $2.2 billion in net sales in fiscal 2003. Our leading food brands include Del Monte, StarKist, Contadina, S&W and College Inn and other brand names, and our pet food and pet snacks brands include 9Lives, Kibbles `n Bits, Pup-Peroni and Pounce. Our products are sold nationwide, in all channels serving retail markets, as well as to the U.S. military, certain export markets, the foodservice industry and other food processors. We utilize 16 production facilities and 18 distribution centers in the United States and have additional operating facilities in Ecuador, American Samoa, Canada and Venezuela. Through strategic acquisitions, we have expanded our product offerings, further penetrated grocery chains, club stores, supercenters and mass merchandisers; improved market share; and leveraged our manufacturing capabilities.

      We believe our diversified, multi-category product line provides us with a competitive advantage in selling to the retail grocery industry. We sell our products in the U.S. retail dry grocery market primarily through grocery chains, club stores, supercenters and mass merchandisers. Our long-term relationships with our customers allow them to rely on our continuity of supply and our value-added services, such as our category and inventory management programs, which enable our customers to more effectively manage their inventory and business.

      For more information about our business please refer to the information under the caption "Business" in our Annual Report on Form 10-K for the year ended April 27, 2003.

THE MERGER

      On December 20, 2002, we completed the acquisition of certain businesses of H.J. Heinz Company, which we refer to as Heinz in this prospectus, including Heinz's U.S. and Canadian pet food and pet snacks, North American tuna, U.S. retail private label soup, and U.S. infant feeding businesses, which we refer to as the acquired businesses in this prospectus. The acquired businesses include brand names, such as StarKist, College Inn, 9Lives, Kibbles `n Bits, Pounce and Pup-Peroni.

      The acquisition was completed pursuant to a separation agreement dated as of June 12, 2002, between Heinz and SKF Foods Inc., then a wholly-owned subsidiary of Heinz and which we refer to as SKF in this prospectus, and an agreement and plan of merger dated as of June 12, 2002, by and among us, Heinz, SKF and our wholly-owned subsidiary, Del Monte Corporation, which we refer to as DMC in this prospectus for periods before the merger. Under the terms of the separation agreement, Heinz transferred the acquired businesses to SKF and distributed all of the issued and outstanding shares of SKF common stock on a pro rata basis to the holders of record of the outstanding common stock of Heinz on December 19, 2002. We refer to these transactions as the spin-off. Under the terms of the agreement and plan of merger, DMC merged with and into SKF, with SKF being the surviving corporation and becoming our new wholly-owned subsidiary. We refer to this transaction as the merger. In connection with the merger, each share of SKF common stock was converted into 0.4466 shares of our common stock. We issued 156.9 million shares of our common stock as a result of the merger. Immediately following the merger, SKF, as our new wholly-owned subsidiary, changed its name to "Del Monte Corporation."

      The merger has been accounted for as a reverse acquisition in which SKF is treated as the acquirer and DMC the acquiree, primarily because Heinz shareholders owned a majority, approximately 74.5 percent, of our common stock upon completion of the merger. The historical financial statements of SKF, which reflect the operations of the acquired businesses while under the management of Heinz, became our historical financial statements as of the completion of the merger. Our consolidated financial statements reflect the combined operations of SKF and DMC businesses for periods after December 20, 2002, and reflect solely the operations of SKF for periods prior to December 20, 2002.

RECENT DEVELOPMENTS

      We assumed the defense of an action brought by PPI Enterprises (U.S.), Inc. in the U.S. District Court for the Southern District of New York on May 25, 1999 pursuant to the agreement and plan of merger. The plaintiff alleged that Del Monte breached certain purported contractual and fiduciary duties, made misrepresentations and failed to disclose material information to the plaintiff about our value and our prospects for sale. The plaintiff also alleges that it relied on our alleged statements when the plaintiff sold its shares of Del Monte preferred and common stock to a third party at a price lower than that which the plaintiff asserts it could have received absent our alleged conduct. The complaint seeks compensatory damages of at least $22.0 million, plus punitive damages. On September 11, 2003, the court granted, in part, our motion for summary judgment and dismissed two of plaintiff's causes of action. The court denied our motion for summary judgement as to a cause of action for breach of contract, which is the only remaining cause of action. We cannot at this time reasonably estimate a range of exposure, if any, of our potential liability. Nevertheless, we believe that we have adequate insurance coverage to cover any material liability, fees and cost that we may incur with respect to this litigation. We are defending this proceeding vigorously.

     On September 11, 2003, the Allegheny County Health Department issued a notice of violation alleging violations of rules governing air emissions from the power plant at our Pittsburgh, Pennsylvania facility. The alleged violations occurred prior to our acquisition of this facility in December 2002. The Allegheny County Health Department threatened to impose civil fines and penalties of up to $928,000. The power plant is operated by a third-party operator under contract with us. We expect to be indemnified by the third-party operator for some or all of any fines or penalties ultimately imposed. We are currently investigating the allegations. We cannot at this time reasonably estimate a range of exposure, if any, of our potential liability.

                                 USE OF PROCEEDS

      The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale of the shares.

                            THE SELLING STOCKHOLDERS

      The following table shows information provided by the selling stockholders about the beneficial ownership of common stock of the selling stockholders before and after the offering covered by this prospectus. The selling stockholders may from time to time offer and sell, all or some portion of the common stock listed below; as a result, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon consummation of any sales. Percentages are based on the number of shares outstanding on July 31, 2003. Figures representing shares owned after the offering assume that all shares offered will be sold.

                                                   SHARES BENEFICIALLY OWNED        SHARES BENEFICIALLY OWNED AFTER
                                                     PRIOR TO THE OFFERING                    THE OFFERING
NAME AND ADDRESS OF BENEFICIAL OWNER                NUMBER             PERCENT           NUMBER           PERCENT
------------------------------------                ------             -------           ------           -------
 TPG Partners, L.P.                               22,135,425            10.6%            - (a)            - (a)
 301 Commerce Street,
 Suite 3300
 Ft. Worth, TX 76102

 TPG Parallel I, L.P.                              2,205,960             1.1             - (a)            - (a)
 301 Commerce Street,
 Suite 3300
 Ft. Worth, TX 76102

(a) After the offering, based on shares held and outstanding on July 31, 2003, TPG GenPar, L.P., the sole general partner of each of TPG Partners, L.P. and TPG Parallel I, L.P., will own 2,119 shares delivered to TPG GenPar, L.P. for services provided by William S. Price, III, as a member of our board of directors in fiscal 2003. These shares represent less than 1% of the shares of Del Monte Foods Company outstanding on July 31, 2003.

      TPG Partners, L.P. and TPG Parallel I, L.P. are entities affiliated with Texas Pacific Group, a private investment group, and William S. Price, III, who has been a member of our board of directors since August 1997. Mr. Price is a shareholder and director of TPG Advisors, Inc., the sole general partner of TPG GenPar, L.P., which is the sole general partner of each of TPG Partners, L.P. and TPG Parallel I, L.P. Compensation earned by Mr. Price as a director of our company, excluding options, is paid to TPG GenPar, L.P. With respect to services provided by Mr. Price in fiscal 2003, Mr. Price earned $23,000 in cash and 2,119 shares of our common stock and received an option to purchase 15,000 shares of our common stock. This option was granted under the Del Monte 2002 Stock Incentive Plan and has an exercise price of $8.71 per share. With respect to services provided by Mr. Price in fiscal 2004, as of November 21, 2003, Mr. Price has earned $19,500 in cash and 1,993 shares of our common stock. Additionally, in September 2003, Mr. Price received an option to purchase 5,000 shares of our common stock. This option was granted under the Del Monte 2002 Stock Incentive Plan and has an exercise price of $8.78 per share.

     In connection with the acquisition of the acquired businesses from Heinz and the related merger, the selling stockholders entered into a Stockholder Rights Agreement with us. The Stockholder Rights Agreement replaced a prior registration rights agreement between the selling stockholders and us, which terminated upon completion of the merger. Under the terms of the Stockholder Rights Agreement, the selling stockholders have the right, subject to certain restrictions, to demand that we file up to two registration statements to register the resale of the 24,341,385 shares of our common stock owned by them or other securities which may be issued or distributed in respect of this common stock. We are required to use commercially reasonable efforts to effect the registration of the shares. In addition, subject to customary limitations, the selling stockholders have the right to cause us to use commercially reasonable efforts to include their shares of common stock in other registration statements that we file. Under the terms of the Stockholder Rights Agreement, we will pay the legal, accounting and other expenses relating to the registration of the shares. We have agreed to indemnify and hold harmless, among others, the selling stockholders and their respective affiliates and general and limited partners (and the directors, officers, affiliates and controlling persons of each of them) against specified liabilities that arise, under the Securities Act of 1933, common law or otherwise, in connection with the sale of shares registered in accordance with the terms of the Stockholder Rights Agreement, including the shares covered by this prospectus. Under the terms of the Stockholder Rights Agreement, the selling stockholders have severally agreed to indemnify us against specified liabilities that arise, under the

Securities Act of 1933, common law or otherwise, in connection with a registration of our securities in which the selling stockholders participate.

      We were also party to a Management Advisory Agreement and a Transaction Advisory Agreement with TPG Partners, L.P. Both of these agreements were terminated upon completion of the merger. In fiscal 2003, TPG Partners, L.P. or its designee received fees of $0.2 million under the Management Advisory Agreement and was paid $9 million under the Transaction Advisory Agreement. For a description of these agreements, please see the information set forth under the caption "Certain Relationships and Related Transactions" in our Proxy Statement filed with the SEC on July 23, 2003 relating to our 2003 annual meeting of stockholders and incorporated by reference into our Annual Report on Form 10-K for the year ended April 27, 2003, which is incorporated into this prospectus by reference.

                              PLAN OF DISTRIBUTION

      The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will not receive any proceeds from this offering. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell shares by one or more of, or a combination of, the following methods:

      -     directly by the selling stockholders to one or more purchasers;

      -     through underwriters, broker-dealers or agents;

      - in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices;

      - in option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus;

      - in hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders; or

      - in the following additional transactions (which may involve crosses or block transactions):

            o on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

            o     in the over-the-counter market;

            o in transactions otherwise than on such exchanges or services or in over-the-counter market;

            o through the writing of options, whether the options are listed on an option exchange or otherwise; or

            o     through the settlement of short sales.

      In addition, sales not covered by this prospectus may also be made by the selling stockholders pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other agents. In connection with such transactions, broker-dealers or other agents may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge or grant a security interest in shares, and, upon a default in the performance of the secured obligation, such pledgee or secured party may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate.
Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares for whom they may act as agents.

      In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers, underwriters or agents who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer, underwriter or agent may be deemed to be underwriting discounts and commissions. We know of no existing arrangements between any selling stockholder and any other selling stockholder, underwriter, broker-dealer or other agent relating to the sale or distribution of the shares. No underwriter, broker-dealer or agent has been engaged by us in connection with the distribution of the shares.

      To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      The selling stockholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Regulation M of the Securities Exchange Act of 1934 may limit the timing of purchases and sales of shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock for a period of up to five business days before the distribution. The selling stockholders have acknowledged that they understand their obligations to comply, and have agreed to comply, with the provisions of the Securities Exchange Act of 1934 and the rules thereunder, particularly Regulation M.

      We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

      At the time a particular offer of the shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any broker-dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information.

      We have agreed to indemnify and hold harmless, among others, the selling stockholders and their respective affiliates and general and limited partners (and the directors, officers, affiliates and controlling persons of each of them) against specified liabilities that arise, under the Securities Act of 1933, common law or otherwise, in connection with the sale of shares registered in accordance with the terms of the Stockholder Rights Agreement, including the shares covered by this prospectus. Under the terms of the Stockholder Rights Agreement, the selling stockholders have severally agreed to indemnify us against specified liabilities that arise, under the Securities Act of 1933, common law or otherwise, in connection with a registration of our securities in which the selling stockholders participate.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered pursuant to this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California and Washington, DC.

                                     EXPERTS

      The combined financial statements of SKF at May 1, 2002 and May 2, 2001 and for each of the two years in the period ended May 1, 2002, have been incorporated by reference in this prospectus in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

      Our consolidated financial statements as of April 27, 2003 and for the year then ended and our consolidated financial statements of pre-merger Del Monte Foods Company as of June 30, 2002 and 2001 and for each of the years in the three-year period ended June 30, 2002, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the April 27, 2003 financial statements refers to a change in our method of accounting for goodwill and other intangible assets on May 2, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports (including annual reports which contain audited financial statements), proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

      This prospectus is part of a registration statement we have filed with the SEC. The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the shares that may be offered under this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede the information included or incorporated in this prospectus.

      We incorporate by reference the documents, and portions of documents, listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

      - Our Current Report on Form 8-K dated September 19, 2003 reporting information in Item 5 and Item 7 thereof;

      - Our Annual Report on Form 10-K for the fiscal year ended April 27, 2003 filed with the SEC on July 22, 2003.

      - Our Quarterly Report on Form 10-Q for the quarter ended July 27, 2003 filed with the SEC on September 10, 2003.

      - The following pages and captioned text of our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the SEC on September 30, 2002: pages 46-76, "Report of Independent Auditors;" "Del Monte Foods Company and Subsidiaries Consolidated Balance Sheets;" "Del Monte Foods Company and Subsidiaries Consolidated Statements of Income;" "Del Monte Foods Company and Subsidiaries Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Income;" "Del Monte Foods Company and Subsidiaries Consolidated Statements of Cash Flows;" and "Del Monte Foods Company and Subsidiaries Notes to Consolidated Financial Statements, June 30, 2002."

      - The following pages and captioned text of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the SEC on November 14, 2002: pages 1-10, "Del Monte Foods Company and Subsidiaries Consolidated Balance Sheets;" "Del Monte Foods Company and Subsidiaries Consolidated Statement of Income;" "Del Monte Foods Company and Subsidiaries Consolidated Statements of Cash Flows;" and "Del Monte Foods Company and Subsidiaries Notes to Consolidated Financial Statements, September 30, 2002."

      - The following pages and captioned text of our Proxy Statement filed with the SEC on July 23, 2003 relating to our 2003 annual meeting of stockholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 27, 2003: pages 5-6, "Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting," "Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting," and "Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting;" pages 10-11, "Compensation Committee Interlocks and Insider Participation" and "Compensation of Directors;" pages 20-21, "Compensation of Executive Officers;" pages 22-27 "Employment and other Arrangements;" pages 28-30, "Certain Relationships and Related Transactions;" pages 31-34, "Report of the Compensation Committee on Executive Compensation;" and page 36, "Performance Measurement Comparison."

      - The description of our common stock contained in Item 1 of our registration statement on Form 8-A (No. 001-14335) filed with the SEC on July 23, 1998, including any amendments or reports filed for the purpose of updating the description.

      - Our Current Report on Form 8-K dated August 8, 2003 reporting information in Item 5 thereof.

You may request a free copy of the above filings and any future filings by writing or telephoning us at the following address:

                           Attn.: Corporate Secretary
                             Del Monte Foods Company
                            One Market @ The Landmark
                                 P.O. Box 193575
                          San Francisco, CA 94119-3575
                                 (415) 247-3382

      Also, you may access the above filings and any future filings at "http://www.delmonte.com." Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.


                                12,000,000 Shares



                             DEL MONTE FOODS COMPANY











                                  Common Stock
















                              GOLDMAN, SACHS & CO.





                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                            Page
                                                            ----
About this Prospectus Supplement.......................     S-2
Use of Proceeds........................................     S-2
Where You Can Find More Information ...................     S-2
The Selling Stockholders...............................     S-3
Underwriting...........................................     S-3
Legal Matters .........................................     S-4

                         Prospectus

Risk Factors.............................................     2
Forward-Looking Statements...............................     2
Del Monte Foods Company..................................     4
Use of Proceeds..........................................     5
The Selling Stockholders.................................     5
Plan of Distribution.....................................     7
Legal Matters............................................     9
Experts..................................................     9
Where You Can Find More Information......................     9